                                                                   Exhibit 10.11

                      AMENDMENT NO. 4 AND JOINDER AGREEMENT

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT


                  THIS AMENDMENT NO. 4 AND JOINDER AGREEMENT ("Amendment") is entered into as of December 30, 1997, by and among GRAHAM-FIELD HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Holdings"), GRAHAM-FIELD, INC., a corporation organized under the laws of the State of New York ("Field"), GRAHAM-FIELD EXPRESS, INC., a corporation organized under the laws of the State of Delaware ("Express"), GRAHAM-FIELD TEMCO, INC., a corporation organized under the laws of the State of New Jersey ("Temco"), GRAHAM-FIELD DISTRIBUTION, INC., a corporation organized under the laws of the State of Missouri ("Distribution"), GRAHAM-FIELD BANDAGE, INC., a corporation organized under the laws of the State of Rhode Island ("Bandage"), GRAHAM-FIELD EXPRESS (PUERTO RICO), INC., a corporation organized under the laws of the State of Delaware ("GFPR"), EVEREST & JENNINGS, INC., a corporation organized under the laws of the State of California ("E & J"), LABAC SYSTEMS, INC., a corporation organized under the laws of the State of Colorado ("LaBac"), MEDICAL SUPPLIES OF AMERICA, INC., a corporation organized under the laws of the State of Florida ("Medapex"), HEALTH CARE WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("Health Care"), H C WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("HCW"), CRITICAL CARE ASSOCIATES, INC., a corporation organized under the laws of the State of Georgia ("Critical"), LUMEX/BASIC AMERICAN HOLDINGS, INC. (formerly known as Fuqua Enterprises, Inc.), a corporation organized under the laws of the State of Delaware ("Fuqua"), BASIC AMERICAN MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Georgia ("Basic American"), LUMEX MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Lumex Medical"), PRISM ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware ("Prism"), BASIC AMERICAN SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Basic Distribution"), PRISTECH, INC., a corporation organized under the laws of the State of Delaware ("Pristech"), LUMEX SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Lumex Distribution") and MUL ACQUISITION CORP. II, a corporation organized under the laws of the State of Delaware ("Mul Acquisition) (each a "Borrower" and collectively "Borrowers", and LaBac, Medapex, Health Care, HCW, Critical, Fuqua, Basic American, Lumex Medical, Prism, Basic Distribution, Pristech, Lumex Distribution and Mul Acquisition, each a "New Borrower" and collectively, "New Borrowers" and all Borrowers other than New Borrowers, "Existing Borrowers"), the financial institutions which are now or which hereafter become a party to (collectively, the "Lenders" and individually a "Lender") the Loan Agreement (as defined below) and IBJ SCHRODER BUSINESS CREDIT CORPORATION, a New York banking corporation ("IBJS"), as agent for Lenders (IBJS, in such capacity, the "Agent").
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                                   BACKGROUND

                  Existing Borrowers, Lenders and Agent are parties to a Revolving Credit and Security Agreement dated as of December 10, 1996, as amended by an Amendment Letter dated May 15, 1997, Amendment No. 1 dated June 25, 1997, Amendment No. 2 dated July 9, 1997, Amendment No. 3 dated July 9, 1997 and a Letter Amendment dated September 18, 1997 (as further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

                  Holdings has formed a subsidiary, GFHP Acquisition Corp. ("GFHP"). Pursuant to the terms of an Agreement and Plan of Merger dated as of September 5, 1997, as amended as of September 29, 1997, by and among Holdings, GFHP and Fuqua Enterprises, Inc. ("Fuqua Enterprise"), GFHP will be merged with and into Fuqua Enterprise and Fuqua Enterprise will survive the merger as a wholly-owned subsidiary of Holdings. Thereafter, Fuqua Enterprise's name will be changed to Lumex/Basic American Holdings, Inc. In addition, Holdings has informed Agent that it has purchased LaBac and Medapex.

                  Holdings has requested that the New Borrowers become Borrowers under the Loan Agreement and become jointly and severally liable for the Obligations. Agent and Lenders are willing to permit the New Borrowers to become Borrowers under the Loan Agreement and to provide financial accommodations to the New Borrowers thereunder on the terms and conditions hereafter set forth herein.

                  NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

                  2. Joinder.

                           (a) Each of the New Borrowers is added as an
additional Borrower under the Loan Agreement, and all references to "Borrower" or "Borrowers" thereunder and under all of the Other Documents shall henceforth be deemed to include each of the New Borrowers.

                           (b) Each of the New Borrowers hereby adopts the Loan
Agreement and each of the Other Documents and assumes in full, and acknowledges that it is jointly and severally liable for, the payment, discharge, satisfaction and performance of all Obligations under the Loan Agreement and the Other Documents. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance of the Obligations, each of the New Borrowers hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of Lenders a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.

                  3. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is amended as follows:

                           (a) The following definitions in Section 1.2 are
amended in their entirety to provide as follows:

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                           "Maximum Revolving Advance Amount" shall mean
$100,000,000.

                           "Original Owners" shall mean (i) with respect to
Fuqua, LaBac, Medapex, Field, Express, E & J International and GFPR, Holdings,
(ii) with respect to Temco, Distribution and Bandage, Field, (iii) with respect to E & J, E & J International, (iv) with respect to E & J Canada, The Jennings Investment Company, a California corporation, (v) with respect to Basic American, Lumex Medical and Prism, Fuqua, (vi) with respect to Basic Distribution, Basic American, (vii) with respect to Pristech, Prism, (viii) with respect to Lumex Distribution and Mul Acquisition, Lumex Medical and (ix) with respect to Health Care, HCW and Critical, Medapex.

                           "Revolving Interest Rate" shall mean an interest rate
per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus one and five-eighths percent (1.625%) with respect to Eurodollar Rate Loans.

                           (b) The following definitions are added to Section
1.2:

                           "Amendment No. 4" shall mean Amendment No. 4 and
Joinder Agreement to Revolving Credit and Security Agreement dated as of December 30, 1997.

                           "Amendment No. 4 Effective Date" shall mean the date
all of the conditions set forth in Section 4 of Amendment No. 4 have been satisfied.

                           "Basic American" shall mean Basic American Medical
Products, Inc., a Georgia corporation.

                           "Basic Distribution" shall mean Basic American Sales
and Distribution Co., Inc., a Delaware corporation.

                           "Critical" shall mean Critical Care Associates, Inc.,
a Georgia corporation.

                           "Earnings Before Interest and Taxes" shall mean for
any period the sum of (i) net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding extraordinary gains and losses), plus (ii) all interest expense of Borrowers on a Consolidated Basis for such period, plus
(iii) all charges against income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes incurred, plus (iv) for the fiscal quarter ended December 31, 1997, merger related costs and charges incurred by Borrowers in connection with the transactions contemplated by the Fuqua Merger Agreement and write-offs of purchased in-process research and development costs (together, the "Non-Recurring Charges"), minus (v) for any fiscal quarter, any cash payments made during such fiscal quarter with respect to the Non-Recurring Charges."

                           "Fuqua" shall mean Lumex/Basic American Holdings,
Inc., a Delaware corporation.

                           "Fuqua Merger Agreement" shall mean the Agreement and
Plan of Merger dated as of September 5, 1997, as amended as of September 29, 1997 by and among Holdings, GFHP and Fuqua Enterprises, Inc.

                           "GFHP" shall mean GFHP Acquisition Corp., a Delaware
corporation.

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                           "HCW" shall mean H C Wholesalers, Inc., a Georgia
corporation.

                           "Health Care" shall mean Health Care Wholesalers,
Inc., a Georgia corporation.

                           "LaBac" shall mean LaBac Systems, Inc., a Colorado
corporation.

                           "Leather Tanning" shall mean and include Irving
Tanning Company, a Delaware corporation, and certain other Subsidiaries of Fuqua which are in the business of producing leathers.

                           "Lumex Distribution" shall mean Lumex Sales and
Distribution Co., Inc., a Delaware corporation.

                           "Lumex Medical" shall mean Lumex Medical Products,
Inc., a Delaware corporation.

                           "Medapex" shall mean Medical Supplies of America,
Inc., a Florida corporation.

                           "Mul Acquisition" shall mean Mul Acquisition Corp.
II, a Delaware corporation.

                           "Prism" shall mean Prism Enterprises, Inc., a
Delaware corporation.

                           "Pristech" shall mean Pristech, Inc., a Delaware
corporation.

                           (c) The reference to "$30,000,000" in Section
2.1(a)(y)(ii) is deleted and replaced with "$40,000,000".

                           (d) The reference to "five (5)" in the last sentence
of Section 2.2(d) is deleted and replaced with "ten (10)".

                           (e) The reference to "$10,000,000" in the second
sentence of Section 2.9 is deleted and replaced with "$20,000,000".

                           (f) A new Section 5.7(d) is added to the Loan
Agreement which provides as follows:

                                    "(d) none of the information described on
Schedule 5.7 could reasonably be expected to have a Material Adverse Effect."

                           (g) Section 6.6(d) is amended in its entirety and
Section 6.6(e) is added to the Loan Agreement to provide as follows:

                                    "(d) of not less than 1.50 to 1.00 at the
end of the fiscal quarter ending March 31, 1998 with respect to the four (4) fiscal quarters then ended; and

                                    (e) of not less than 1.75 to 1.00 at the end
of the fiscal quarter ending June 30, 1998, and at the end of each fiscal quarter thereafter, in each case with respect to the four (4) fiscal quarters then ended."

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
                           (h) Section 6.7(b) is amended in its entirety to
provide as follows:

                                    "(b) Cause Earnings Before Interest and
Taxes to be equal to or greater than $20,000,000 at the end of the fiscal quarter ending March 31, 1998, and at the end of each fiscal quarter thereafter, in each case with respect to the four (4) fiscal quarters then ended."

                           (i) The following new Section 6.14 is added to the
Loan Agreement:

                                    "6.14 Pledge Agreement. Within ninety (90)
days of the Amendment No. 4 Effective Date, unless Fuqua has sold Leather Tanning in accordance with the provisions of Section 7.1(b) hereof, Borrowers shall provide Agent with pledge agreements on terms and conditions satisfactory to Agent pursuant to which all of the common stock of Leather Tanning is pledged to Agent for the ratable benefit of the Lenders as security for the Obligations."

                           (j) The following language is added at the end of
Section 7.1(b):

                                    "further, provided, however, Fuqua may sell
Leather Tanning at any time after the Amendment No. 4 Effective Date provided that the cash proceeds of any sale are remitted to Agent to be applied to the Obligations in such order as Agent may in its sole discretion determine and, if the proceeds of any sale are not in cash, (i) then as such proceeds are converted to cash, such cash is delivered to Agent to be applied to the Obligations in such order as Agent may in its sole discretion determine and (ii) at Agent's option, provided that the non-cash proceeds shall represent at least twenty-five percent (25.0%) of the total proceeds, the non-cash proceeds shall be delivered to Agent as collateral security for the Obligations."

                           (k) The following language is added at the end of
Section 7.1:

                                    "Notwithstanding the provisions of Sections
7.1(a) and (c) above, Holdings may permit the merger of GFHP into Fuqua and issue its common stock in connection with such merger, all in accordance with the terms and conditions of the Merger Agreement."

                           (l) The following language is added at the end of
Section 7.2:

                                    "or permit any Subsidiary to create or
suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances."

                           (m) The following language is added at the end of
Section 7.5:

                                    "further, provided, however, Borrowers may
make additional loans of up to $10,000,000 in the aggregate to Leather Tanning so long as (i) Leather Tanning is a Subsidiary of Fuqua, (ii) no Event of Default has occurred and is continuing prior to and after giving effect to making such loan (for purposes of determining compliance with Sections 6.6, 6.7 and 6.8 hereof, the covenants set forth in such sections shall be tested on a pro forma basis as if such loans had been made during the applicable fiscal period end immediately before the loans had been made) and (iii) upon the sale of Leather Tanning, such loans are repaid in full."

                           (n) The following language is added at the end of
Section 7.8:

                           "and (viii) Indebtedness assumed under the Fuqua
Merger

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Agreement in an amount not to exceed $67,000,000; provided, however, that all such indebtedness (other than the amount set forth in Schedule 7.8 hereof), including all Indebtedness under the Amended and Restated Credit Agreement dated June 28, 1996 by and among Fuqua Enterprises, Inc., Sun Trust Bank, Atlanta, and certain other lenders named therein shall be repaid in full on the Amendment No. 4 Effective Date."

                           (o) Section 7.17 is amended in its entirety to
provide as follows:

                                    "7.17 Prepayment of Indebtedness. Except as
permitted pursuant to Section 7.18 hereof and except the repayment of the Indebtedness permitted to be incurred pursuant to Section 7.8(viii) hereof, at any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower."

                           (p) Schedules 1.2, 4.5, 4.15(c), 4.19, 5.2(a),
5.2(b), 5.4, 5.6, 5.7, 5.8(b) and 5.8(d) and Exhibit 2.1(a) to the Loan
Agreement are replaced with Schedules 1.2, 4.5, 4.15(c), 4.19, 5.2(a), 5.2(b), 5.4, 5.6, 5.7, 5.8(b) and 5.8(d) and Exhibit 2.1(a), respectively, to this Amendment and Schedule 7.8 to this Amendment is added as Schedule 7.8 to the Loan Agreement.

                           (q) Upon the Amendment No. 4 Effective Date, the
Commitment Percentage of each Lender shall be adjusted to be the percentage set forth below such Lender's name on the signature pages hereof.

                  4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent:

                           (i) Agent shall have received six (6) copies of this
                  Amendment duly executed by each Borrower and a Guaranty Confirmation duly executed by Guarantor;

                           (ii) Agent shall have received the executed Amended
                  and Restated Revolving Notes in the form attached hereto as
                  Exhibit 2.1(a);

                           (iii) Each document (including, without limitation,
                  any Uniform Commercial Code financing statement) required by the Loan Agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent for its benefit and for the ratable benefit of the Lenders, a perfected security interest in or lien upon the Collateral owned by each of the New Borrowers shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                           (iv) Agent shall have received a copy of the
                  resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of (x) each of the New Borrowers authorizing (1) the execution, delivery and performance of this Amendment and (2) the granting by each of the New Borrowers of the Liens upon the Collateral, certified by the Secretary or an Assistant Secretary of each of the New Borrowers as of the date of this Agreement; and (y) of all Existing Borrowers authorizing (1) the execution, delivery and performance of this

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                  Agreement and (2) the addition of each of the New Borrowers as a "Borrower" under the Loan Agreement; and, such certificates shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           (v) Agent shall have received a copy of the Articles
                  or Certificate of Incorporation of each of the New Borrowers, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each of the New Borrowers certified as accurate and complete by the Secretary or an Assistant Secretary of each of the New Borrowers;

                           (vi) Agent shall have received good standing
                  certificates for each of the Borrowers dated not more than thirty (30) days prior to the date of this Agreement, issued by the Secretary of State or other appropriate official of each of the Borrowers' jurisdiction of incorporation and each jurisdiction where the conduct of each of the Borrowers' business activities or the ownership of its properties necessitates qualification;

                           (vii) Agent shall have received the executed legal
                  opinion of Milbank, Tweed, Hadley & McCloy, Richard Kolodny, Esq. and Stikeman Elliot in form and substance satisfactory to Agent regarding the due authorization, enforceability and validity of this Amendment, the Affirmation of Guaranty and the transactions contemplated herein;

                           (viii) Agent shall have received in form and
                  substance satisfactory to Agent, certified copies of each of the New Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of each of the New Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

                           (ix) Agent shall have received any and all Consents
                  necessary to permit the effectuation of the transactions contemplated by this Agreement; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                           (x) Agent shall have received a letter from BIL
                  consenting to the transactions contemplated by this Amendment;

                           (xi) Agent shall have received (i) the Fee Letter
                  dated the date hereof executed by Borrowers and (ii) payment of the line increase fee referenced in such Fee Letter;

                           (xii) Agent shall have received (i) final executed
                  copies of the Fuqua Merger Agreement and all related agreements, documents and instruments as in effect on the Amendment No. 4 Effective Date and the transactions contemplated by such documentation shall be consummated without waiver of any conditions precedent including, without limitation, the merger of GFHP into Fuqua Enterprises, Inc. and the subsequent name change to Lumex/Basic American Holdings, Inc. and (ii) certificates of the appropriate authorities evidencing such

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
                  merger and name change; and

                           (xiii) Agent shall have received such other
                  certificates, instruments, documents and agreements as may reasonably be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

                  5. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

                           (a) This Amendment and the Loan Agreement, as amended
hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                           (b) Upon the effectiveness of this Amendment, each
Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                           (c) No Event of Default or Default has occurred and
is continuing or would exist after giving effect to this Amendment.

                           (d) Borrowers have no defense, counterclaim or offset
with respect to the Loan Agreement.

                  6. Effect on the Loan Agreement.

                           (a) Upon the effectiveness of Section 3 hereof, each
reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                           (b) Except as specifically amended herein, the Loan
Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                           (c) The execution, delivery and effectiveness of this
Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                           (d) The Obligations under the Loan Agreement as
amended pursuant to this Amendment benefit fully from all collateral security and guaranties with respect thereto.

                  7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

                  8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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
                  9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                       GRAHAM-FIELD, INC.
                                       GRAHAM-FIELD EXPRESS, INC.
                                       GRAHAM-FIELD TEMCO, INC.
                                       GRAHAM-FIELD DISTRIBUTION, INC.
                                       GRAHAM-FIELD BANDAGE, INC.
                                       GRAHAM-FIELD EXPRESS (PUERTO RICO), INC.
                                       EVEREST & JENNINGS, INC.
                                       LABAC SYSTEMS, INC.
                                       MEDICAL SUPPLIES OF AMERICA, INC.
                                       HEALTH CARE WHOLESALERS, INC.
                                       H C WHOLESALERS, INC.
                                       CRITICAL CARE ASSOCIATES, INC.
                                       LUMEX/BASIC AMERICAN HOLDINGS, INC.
                                       BASIC AMERICAN MEDICAL PRODUCTS, INC
                                       LUMEX MEDICAL PRODUCTS, INC.
                                       PRISM ENTERPRISES, INC
                                       BASIC AMERICAN SALES AND DISTRIBUTION
                                         CO., INC.
                                       PRISTECH, INC.
                                         LUMEX SALES AND DISTRIBUTION CO., INC.
                                       MUL ACQUISITION CORP. II


                                       By: /s/ Gary M. Jacobs
                                           ____________________________________
                                           Gary M. Jacobs, Vice President
                                           of each of the foregoing corporations

ATTEST:

/s/ Richard S. Kolodny
__________________________________
Richard Kolodny, Secretary
of each Existing Borrower, LaBac, Medapex,
Health Care, HCW and Critical


/s/ Mildred Hutcheson
__________________________________
Mildred Hutcheson, Secretary of each
New Borrower other than LaBac, Medapex,
Health Care, HCW and Critical


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
                                  IBJ SCHRODER BUSINESS CREDIT CORPORATION, as Lender and as Agent

                                  By: /s/ James M. Steffy
                                      _________________________________________
                                      James M. Steffy, Vice President

                                  One State Street
                                  New York, New York 10004

                                  Commitment Percentage: 25.00%


                                  NATIONAL CITY COMMERCIAL FINANCE, INC.

                                  By:   /s/ The Bank
                                        _______________________________________
                                  Name: _______________________________________
                                  Title:_______________________________________

                                  1965 East Sixth Street, Suite 400
                                  Cleveland, Ohio 44114

                                  Commitment Percentage: 25.00%


                                  BTM CAPITAL CORPORATION

                                  By:   /s/ The Bank
                                        _______________________________________
                                  Name: _______________________________________
                                  Title:_______________________________________

                                  125 Summer Street, Fourth Floor
                                  Boston, Massachusetts 02110

                                  Commitment Percentage: 25.00%


                                  DEUTSCHE FINANCIAL SERVICES CORPORATION

                                  By:   /s/ The Bank
                                        _______________________________________
                                  Name: _______________________________________
                                  Title:_______________________________________

                                  Address:_____________________________________

                                  _____________________________________________

                                  Commitment Percentage: 25.00%

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